Exhibit 99.1

WESTMORELAND COAL COMPANY 9540 South Maroon Circle, Suite 200 Englewood, Colorado 80112 (855) 922-6463 Telephone
NEWS RELEASE
Westmoreland Reports 2014 Year End Results - Record Revenue and Adjusted EBITDA

Englewood, CO – February 27, 2015 – Westmoreland Coal Company (NasdaqGM:WLB) today reported its results for fiscal year 2014.

•
2014 results include the results of Canadian operations since the acquisition on April 28, 2014. These results exclude results from Westmoreland Resource Partners, LP (“WMLP”) and the Buckingham Mine, except for the WMLP one-time charges outlined in the table below.

•	Revenues grew 65.4% in 2014 to a record $1,116.0 million versus $674.7 million in 2013.

•
Adjusted EBITDA for 2014 grew 50.8% to a record $175.4 million, which is in the middle of the $166 to $184 million range that we announced upon the Canadian acquisition. Adjusted EBITDA for 2013 was $116.3 million.

•
Net loss applicable to common shareholders for 2014 was $173.1 million and included charges of $142.1 million outlined in the table below; consisting of debt extinguishment losses, derivative based and foreign exchange losses, acquisition costs and cost of sales related to inventory written up to fair value in the Canadian acquisition, duplicative and incremental interest incurred before the close of the Canadian transaction, and restructuring charges.

•
Westmoreland U.S. mines continued their strong safety performance achieving reportable and lost time incident rates approximately 75.4% and 73.9%, respectively, of the national averages for surface operations for the year ended December 31, 2014.

•	Westmoreland currently holds 4,512,500 common units of Westmoreland Resource Partners, LP, whose unit price on February 26, 2015 was $10.70.

“2014 was a year of extraordinary activity at Westmoreland Coal Company,” noted Keith E. Alessi, Chief Executive Officer. “In 2014, we: successfully financed, closed and integrated the Canadian acquisition; improved our balance sheet through an equity offering, monetized our contract at Westshore Terminal and refinanced our outstanding debt facility; received a credit upgrade from both Moody’s and S&P; signed significant contract extensions with both customers and labor unions; and finished the year with the successful acquisition of Oxford Resources GP, LLC, the general partner of Oxford Resource Partners, LP, as a platform for entry into the MLP space. We are gratified that adjusted EBITDA fell in the midpoint of our projected range, particularly in light of the weaker Canadian dollar and mild weather throughout the year that impacted our power operations.”

For 2015, Mr. Alessi noted that “we recently released guidance that reflects that our base business will continue to operate at historical levels, despite the current exchange rates and power and export prices that are built into the guidance range.”

“Westmoreland continues to achieve reportable incident and lost time incident rates lower than the national average for surface mines in the United States. Having fully integrated the Canadian operations into Westmoreland, we are working diligently to bring our safety culture to our Canadian mines and provide the safest work environment possible for our employees.  We look forward to continued success in 2015 due to the hard work and dedication of our 3,440 employees at Westmoreland Coal Company and Westmoreland Resources GP, LLC.”

Westmoreland News Release            Page 1 of 9                February 27, 2015

Safety

Safety performance for 2014 at Westmoreland mines was as follows:

	2014
	Reportable	Lost Time
U.S. Operations	1.29	0.88
U.S. National Average	1.71	1.19
Percentage	75.4%	73.9%

	Recordable	Lost Time
Canadian Operations (April 28, 2014 through December 31, 2014)	4.82	0.71

Financial Results

Westmoreland’s revenues in 2014 increased to $1,116.0 million compared with $674.7 million in 2013. Adjusted EBITDA for 2014 increased to $175.4 million from $116.3 million in 2013. Net loss to common shareholders increased by $167.0 million, from $6.1 million ($0.42 per basic and diluted share) in 2013 to $173.1 million ($10.86 per basic and diluted share) in 2014.

Revenues increased primarily due to the Canadian acquisition and new customer sales.

Adjusted EBITDA increased due to the Canadian acquisition, but was offset by the renegotiated ROVA contract and unfavorable power prices, the expiration of the Indian Coal Tax Credit, and unfavorable weather impacts.

The large increase in 2014 net loss was driven by numerous factors:

Year ended December 31,
2014
(In thousands)
Loss on debt extinguishment	$(47,532)
Loss on debt extinguishment (WMLP)	(1,622)
Derivative losses	(31,100)
Acquisition and transition costs	(26,783)
Restructuring charges	(12,206)
Restructuring charges (WMLP)	(2,783)
Incremental interest incurred before close of transaction	(11,191)
Canadian Acquisition bridge facility commitment fee	(4,875)
Foreign exchange loss	(4,016)
$(142,108)

Q4 2014 Adjusted EBITDA increased to $64.9 million from $28.5 million in Q4 2013. Q4 2014 revenues increased to $310.0 million from $173.9 million in Q4 2013. Westmoreland’s Q4 2014 net loss to common shareholders was $41.1 million and was impacted by debt extinguishment losses, restructuring charges and acquisition expenses.

Westmoreland News Release            Page 2 of 9                February 27, 2015

Coal - U.S. Segment Operating Results

The following table summarizes Westmoreland’s 2014 and 2013 U.S. coal segment performance:

	Year Ended December 31,
			Increase / (Decrease)
	2014	2013	$	%
	(In thousands, except per ton data)
Revenues	$642,075	$587,119	$54,956	9.4%
Operating income	24,183	44,471	(20,288)	(45.6)%
Adjusted EBITDA	111,699	116,604	(4,905)	(4.2)%
Tons sold - millions of equivalent tons	28.3	24.9	3.4	13.7%
Westmoreland’s 2014 coal segment revenues and tons sold increased primarily due to new customer sales at the Absaloka Mine and fewer customer outages affecting the Absaloka and Beulah Mines. Operating income and Adjusted EBITDA were negatively impacted by weather impacts, rail service issues at the Absaloka Mine, acquisition costs, and increased maintenance expenses. These decreases were partially offset with increased revenues described above.

Coal - Canada Segment Operating Results

The following table summarizes Westmoreland’s 2014 and 2013 Canada coal segment performance:

	Year Ended December 31,
	2014	2013
	(In thousands, except per ton data)
Revenues	$388,664	$—
Operating loss	(2,670)	—
Adjusted EBITDA	79,010	—
Tons sold - millions of equivalent tons	16.6	—
The above table represents results from the Canadian Acquisition date of April 28, 2014 to December 31, 2014. Operating income was negatively impacted by $14.2 million of cost of sales related to the sale of inventory written up to fair value in the acquisition and $9.6 million of restructuring charges.
Coal - WMLP Segment Operating Results
The 2014 WMLP coal segment operating loss was $2.8 million due to expenses related to severance charges that occurred on December 31, 2014. These operations were acquired on December 31, 2014, therefore, information for the year ended December 31, 2014 includes minimal operating activity.

Power Segment Operating Results

The following table summarizes Westmoreland’s 2014 and 2013 power segment performance:

	Year Ended December 31,
			Increase / (Decrease)
	2014	2013	$	%
	(In thousands)
Revenues	$85,253	$87,567	$(2,314)	(2.6)%
Operating income (loss)	(35,023)	4,907	(39,930)	(813.7)%
Adjusted EBITDA	6,718	20,886	(14,168)	(67.8)%

Westmoreland’s 2014 power segment revenues and Adjusted EBITDA decreased and operating income decreased to a loss due to the renegotiated ROVA contract, unfavorable power prices and cooler than average weather during the summer. Operating income was also negatively impacted by $31.1 million of derivative losses on ROVA’s purchased-power contracts.

Nonoperating Results

Westmoreland News Release            Page 3 of 9                February 27, 2015

Heritage cash expenditures and expenses remained consistent in 2014 compared to 2013.

Interest expense for 2014 increased to $84.2 million from $39.9 million in 2013 as a result of higher debt levels.

Cash Flow, Leverage and Liquidity

2014 operating cash flows decreased to $48.2 million, primarily due to incremental interest from higher debt levels, unfavorable impacts of weather, the restructured ROVA contract and unfavorable power prices, and the expiration of the Indian Coal Tax Credit.

Westmoreland’s cash position decreased primarily due to debt refinancing and the Oxford Acquisition.

Westmoreland had the following liquidity at December 31, 2014 and December 31, 2013:

	December 31,
	2014	2013
	(In millions)
Cash and cash equivalents	$14.3	$61.1
WML revolving line of credit	—	23.1
Corporate revolving line of credit	16.9	20.0
Total	$31.2	$104.2

The Corporate revolving line of credit available capacity was decreased to $50.0 million during the fourth quarter, and it had $9.6 million of borrowings with outstanding letters of credit in the amount of $23.5 million as of December 31, 2014. The WML revolving line of credit was terminated during the second quarter. Subsequent to December 31, 2014, Westmoreland received net proceeds of $71.0 million from an add-on term loan.

2015 Guidance

The following table bridges pro forma Adjusted EBITDA to 2015 guidance (excluding WMLP) (in millions):

Pro forma Adjusted EBITDA year ended December 31, 2014	$222.9

Key year-on-year differences:

Impact of weakening Canadian dollar	(14.4)
Drop-down of Kemmerer reserve royalty to WMLP*	(5.0)
Impact of lower market prices on power operations	(4.0)
Buckingham Mine acquisition	8.8
Improvement in base business due to weather, outages, and operational improvement	6.7

Midpoint of 2015 guidance range	$215.0

*Westmoreland expects to receive WMLP distributions of approximately $3.9 million attributable to its ownership of WMLP limited partnership units but this amount will not be included in Westmoreland's Adjusted EBITDA calculation.

Westmoreland News Release            Page 4 of 9                February 27, 2015

Conference Call

A conference call regarding Westmoreland Coal Company’s 2014 results will be held on February 27, 2015, at 10:00 a.m. Eastern Time. Call-in numbers are:

Live Participant Dial In (Toll Free): 844-WCC-COAL (844-922-2625)
Live Participant Dial In (International): 201-689-8584

About Westmoreland Coal Company

Westmoreland Coal Company is the oldest independent coal company in the United States. Westmoreland’s coal operations include sub-bituminous and lignite surface coal mining in the Western United States and Canada, an underground bituminous coal mine in Ohio, a char production facility, and a 50% interest in an activated carbon plant. Westmoreland also owns the general partner of and a majority interest in Westmoreland Resource Partners, LP, formerly Oxford Resource Partners, LP, a publicly-traded coal master limited partnership. Its power operations include ownership of the two-unit ROVA coal-fired power plant in North Carolina. For more information, visit
www.westmoreland.com.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on Westmoreland’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements, including Westmoreland’s projections for 2014 performance. Westmoreland cautions you against relying on any of these forward-looking statements. They are statements neither of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political, economic, business, competitive, market, weather and regulatory conditions.

Any forward-looking statements made by Westmoreland in this news release speak only as of the date on which it was made. Westmoreland undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

# # #

Contact: Kevin Paprzycki (855) 922-6463

Westmoreland News Release            Page 5 of 9                February 27, 2015

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Year Ended December 31,
	2014	2013	2012
	(In thousands, except per share data)
Revenues	$1,115,992	$674,686	$600,437
Cost, expenses and other:
Cost of sales	899,930	535,320	466,521
Depreciation, depletion and amortization	100,778	67,231	57,145
Selling and administrative	100,528	50,721	49,908
Heritage health benefit expenses	13,388	13,418	13,388
Loss (gain) on sales of assets	1,232	(74)	528
Restructuring charges	14,989	5,078	—
Derivative loss	31,100	—	—
Income from equity affiliates	(3,159)	—	—
Other operating loss (income)	181	(22,370)	(15,925)
	1,158,967	649,324	571,565
Operating income (loss)	(42,975)	25,362	28,872
Other income (expense):
Interest expense	(84,234)	(39,937)	(42,677)
Loss on extinguishment of debt	(49,154)	(64)	(1,986)
Interest income	6,400	1,366	1,496
Loss on foreign exchange	(4,016)	—	—
Other income	1,031	364	723
	(129,973)	(38,271)	(42,444)
Loss before income taxes	(172,948)	(12,909)	(13,572)
Income tax expense (benefit)	232	(4,782)	90
Net loss	(173,180)	(8,127)	(13,662)
Less net loss attributable to noncontrolling interest	(921)	(3,430)	(6,436)
Net loss attributable to the Parent company	(172,259)	(4,697)	(7,226)
Less preferred stock dividend requirements	859	1,360	1,360
Net loss applicable to common shareholders	$(173,118)	$(6,057)	$(8,586)

Net loss per share applicable to common shareholders:
Basic and diluted	$(10.86)	$(0.42)	$(0.61)
Weighted average number of common shares outstanding:
Basic and diluted	15,941	14,491	14,033

Westmoreland News Release            Page 6 of 9                February 27, 2015

Westmoreland Coal Company and Subsidiaries
Summary Financial Information (Unaudited)

	Year Ended December 31,
	2014	2013
	(In thousands)
Cash Flow
Net cash provided by operating activities	$48,193	$80,717
Net cash used in investing activities	(430,612)	(21,897)
Net cash provided by (used in) financing activities	338,706	(29,320)

	December 31, 2014	December 31, 2013
	(In thousands)
Balance Sheet Data
Total cash and cash equivalents	$14,258	$61,110
Total assets	1,829,578	946,685
Total debt	984,787	339,837
Working capital deficit	(13,126)	(7,989)
Total deficit	(364,706)	(187,879)

Common shares outstanding	17,103	14,592

	Year Ended December 31,
	2014	2013	2012
	(In thousands)
Adjusted EBITDA by Segment
Coal - U.S.	$111,699	$116,604	$110,835
Coal - Canada	79,010	—	—
Coal - WMLP	—	—	—
Power	6,718	20,886	19,054
Heritage	(14,780)	(14,498)	(14,711)
Corporate	(7,296)	(6,727)	(9,746)
Total	$175,351	$116,265	$105,432

Westmoreland News Release            Page 7 of 9                February 27, 2015

	December 31,
	2014	2013	2012
	(In thousands)
Reconciliation of Adjusted EBITDA to Net loss
Net loss	$(173,180)	$(8,127)	$(13,662)

Income tax (benefit) expense from continuing operations	232	(4,782)	90
Interest income	(6,400)	(1,366)	(1,496)
Interest expense	84,234	39,937	42,677
Depreciation, depletion and amortization	100,778	67,231	57,145
Accretion of ARO and receivable	21,604	12,681	12,189
Amortization of intangible assets and liabilities	138	665	658
EBITDA	27,406	106,239	97,601

Restructuring charges	14,989	5,078	—
Loss on foreign exchange	4,016	—	—
Loss on extinguishment of debt	49,154	64	1,986
Acquisition related costs (1)	26,785	—	—
Customer payments received under loan and lease receivables (2)	12,388	—	—
Derivative loss	31,100	—	—
Loss (gain) on sale of assets and other adjustments	3,431	(438)	(195)
Share-based compensation	6,082	5,322	6,040
Adjusted EBITDA	$175,351	$116,265	$105,432
____________________

(1)
Includes acquisition and transition costs included in Selling and administrative on the Consolidated Statements of Operations and the impact of cost of sales related to the sale of inventory written up to fair value in the Canadian Acquisition.

(2)
Represents a return of and on capital.  These amounts are not included in operating income or operating cash flows, as the capital outlays are treated as loan and lease receivables, but are included within Adjusted EBITDA so that the cash received by the Company is treated consistently with all other contracts within the Company that do not result in loan and lease receivable accounting.

EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are included in this news release because they are key metrics used by management to assess Westmoreland’s operating performance and Westmoreland believes that EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because these measures:

•
are used widely by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors; and

•
help investors to more meaningfully evaluate and compare the results of Westmoreland’s operations from period to period by removing the effect of our capital structure and asset base from our operating results.

Neither EBITDA nor Adjusted EBITDA is a measure calculated in accordance with GAAP. The items excluded from EBITDA and Adjusted EBITDA are significant in assessing Westmoreland’s operating results. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, EBITDA and Adjusted EBITDA:

•	do not reflect our cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	do not reflect income tax expenses or the cash requirements necessary to pay income taxes;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of our debt obligations.

Westmoreland News Release            Page 8 of 9                February 27, 2015

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in our industry and in other industries may calculate EBITDA and Adjusted EBITDA differently from the way that Westmoreland does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Westmoreland compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA only as supplemental data.

Westmoreland News Release            Page 9 of 9                February 27, 2015